Exhibit 10.1

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

AMENDMENT #6
TO
AMENDED AND RESTATED
WALMART MONEYCARD PROGRAM AGREEMENT
(2018 Prize Linked Savings Program Extension)

This AMENDMENT #6 (this “Amendment”) to the Amended and Restated Walmart MoneyCard Program Agreement is made as of May 1, 2018 (“Amendment Effective Date”) by and among Walmart Inc. (f/k/a Wal-Mart Stores, Inc.), a Delaware corporation, Wal-Mart Stores Texas L.L.C., a Delaware limited liability company, Wal-Mart Louisiana, LLC, a Delaware limited liability company, Wal-Mart Stores Arkansas, LLC, an Arkansas limited liability company, Wal-Mart Stores East, L.P., a Delaware limited partnership and Wal-Mart Puerto Rico, Inc., a Puerto Rico corporation (each of the foregoing entities, individually and collectively, “Retailer”), (2) Green Dot Corporation (“GDC” or “Green Dot”), a Delaware corporation, and (3) Green Dot Bank, a Utah chartered Fed member bank and wholly owned subsidiary of GDC (“Bank”). Each of the foregoing parties is sometimes referred to herein as “Party,” and collectively they are referred to as the “Parties.”

WHEREAS, Retailer, Green Dot and Bank are party to that certain Amended and Restated Walmart Money Card Program Agreement, dated as of May 1, 2015 (as amended, “Agreement”);
WHEREAS, Retailer, Bank and Green Dot desire to amend the Agreement as set forth herein;

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

1.    Capitalized terms used in this Amendment and not specifically defined in this Amendment have the meaning ascribed to such terms in the Agreement.

2.    Extension of Prize Linked Rewards Program.

(a)     The introductory paragraph to Section 2.15 of the Agreement is hereby deleted in its entirety and replaced with the following new introductory paragraph:

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2.15.    Prize Linked Rewards Program. Retailer, Green Dot and Bank have developed, and previously launched, the Prize Linked Rewards Program. Subject to the terms, conditions and provisions of this Section 2.15, and unless such program is otherwise extended by further amendment or other written consent of all three Parties, the Prize Linked Rewards Program will terminate on April 30, 2019. Unless the Parties otherwise consent in writing, the total cash prizes awarded through the Prize Linked Rewards Program for the period of May 1, 2018 through April 30, 2019 will not exceed [*].

(b)     Section 2.15(d) is hereby deleted in its entirety and replaced with the following new Section 2.15(d):

(d)    Green Dot and Bank will be solely responsible for all costs and expenses for developing and administering the Prize Linked Rewards Program. [*]

3.    Except as expressly amended or supplemented hereby, the terms and conditions of the Agreement shall remain in full force and effect. In the event of any inconsistency between the terms of this Amendment and the Agreement, the terms of this Amendment shall control. This Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together constitute one and the same agreement. The Parties may execute and deliver this Amendment electronically, including by facsimile.

IN WITNESS WHEREOF, Retailer, Bank and Green Dot have caused this Amendment to be executed by their respective officers or agents thereunto duly authorized as of the Amendment Effective Date.

*Confidential Treatment Requested.

WALMART, INC.
WAL-MART STORES ARKANSAS, LLC
WAL-MART STORES EAST, L.P.
WAL-MART STORES TEXAS, L.L.C
WAL-MART LOUISIANA, L.L.C.
WAL-MART PUERTO RICO, INC.

By:    /s/ Kirsty Ward
Name: Kirsty Ward
Title: VP Financial Services

GREEN DOT CORPORATION By: /s/ Steven W. Streit Name: Steven W. Streit Title: CEO	GREEN DOT BANK By: /s/ Mary Dent Name: Mary Dent Title: CEO

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